UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

China Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-119034	98-0432681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Julianna Lu, BSc. MSc.
Chief Executive Officer
101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
 (Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 86-10-6586-4770

Mailing Address
8E-C2, Global Trade Mansion, No.9A, GuangHua Rod, Chaovan District, Beijing PR China 100020
Issuer’s telephone Number: 86-10-6586-4790 and Facsimile: 86-10-6586-4790

 Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2007, China Holdings, Inc. (the “Company”) entered in a transaction agreement which provides for the acquisition by the Company of 100% of the issued and outstanding shares of Tong Ren KaiYu Minerals Co. Ltd. This agreement provides the comprehensive terms of the acquisition and expands on the parties’ agreement dated October 27, 2007.

In consideration for the shares, the Company agreed to pay (A) RMB $100 million (approximately USD $13,500,000) in cash; (B) RMB $50 million (approximately USD $6,750,000) in shares of common stock valued at a price of $0.05 per shares; (C) RMB $150 million (approximately USD $20 million) in shares of common stock valued at the average of closing price of the Company’s common stock in the 5 day period prior to closing and the 5 day period after the closing.

The agreement provides for a closing when all of the conditions set forth in the agreement have been fulfilled.

Ton Ren KaiYu owns three mineral exploration licenses and two mining exploration licenses.

Tong Ren KaiYu has agreed to provide the Company with legal exclusive/first refusal rights for this acquisition. The parties have agreed to provide each other with all documentation necessary to complete their due diligence investigation of each company’s business.

The Company agreed to issue 7,000,000 shares of its common stock within 30 days of the date of agreement as a security deposit. The parties agreed that if the Company does not consummate the transaction, then, Ton Ren KaiYu shall have the right to retain the shares. However, if Ton Ren KaiYu does not complete its obligations under this agreement the Company will be permitted to put Stop transfer restrictions on the shares.

Within 60 to 90 days, upon the completion of its due diligence investigation and receipt of approval from the China government, the Company agreed to pay to Ton Ren KaiYu RMB $33million (approximately USD $4.5 mullion) in cash and RMB $67 million (approximately USD $9 million) in shares of the Company’s common stock in exchange for 33.3% of the issued shares of Ton Ren KaiYu and the mining licenses of Ton Ren KaiYu.

Within 90 to 180 days, the Company will complete mining feasibility studies of the Tong Ren KaiYu’s mining properties and upon completion will pay to Ton Ren KaiYu RMB$67,000,000 (approximately USD $ million in cash and RMB$ 133,000,000 (approximately USD $18 million) shares of the Company’s common stock  in exchange for 66.7% of the issued shares of Ton Ren KaiYu.

The Company intends to form a subsidiary in China or Hong Kong to complete the acquisition.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
10.1	Acquisition Transaction Agreement dated November 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
China Holdings, Inc.

Date: December 7, 2007	By:	/s/ Julianna Lu
Name: Julianna Lu
Title: Chief Executive Officer